                                                                     Exhibit 4.5

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SHARES UNDER THE AFOREMENTIONED ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY, IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER OF THESE SECURITIES, OF AN EXEMPTION FROM REGISTRATION THEREUNDER.

WARRANT NO. CA-002                                            SEPTEMBER 14, 2000

                                     WARRANT
                            TO PURCHASE COMMON STOCK
                                       OF
                           KANBAY INTERNATIONAL, INC.

      THIS IS TO CERTIFY THAT, for value received, Household Investment Funding, Inc., a Delaware corporation, is (subject to the restrictions provided herein) entitled to purchase from Kanbay International, Inc., a Delaware corporation (the "Company"), at any time or from time to time after the date hereof and prior to 5:00 p.m. local time, at the place where the Warrant Office is located, on the tenth anniversary of the date of this Warrant (the "Expiration Date"), at an exercise price of Fourteen and 23/100 Dollars ($14.23) per Unit, subject to adjustment as provided herein (the "Exercise Price"), such number of duly authorized, validly issued, fully paid and nonassessable shares of the Class A Common Stock, par value $0.001 per share, of the Company (the "Common Stock") as comprise two hundred thousand (200,000) Units, subject to adjustment of the number of shares or securities or other property comprising a Unit as hereinafter provided, and is entitled also to exercise the other rights, powers and privileges hereinafter set forth.

      Certain terms used in this Warrant are defined herein and in Section 5.

1.  EXERCISE OF WARRANTS

    1.1 METHOD OF EXERCISE. To exercise this Warrant in whole or in part, the holder hereof (the "Holder") shall deliver to the Company at the Warrant Office designated pursuant to Section 2.1 on or prior to the Expiration Date, this Warrant with the notice of exercise attached hereto as ANNEX I (the "Notice of Exercise") filled out and duly executed by the Holder indicating (a) the Holder's election to exercise this Warrant and specifying the number of Units to be purchased, and (b) a certified or bank cashier's check payable to the order of the Company in the amount equal to the aggregate Exercise Price for the number of shares of Common Stock being purchased. Subject to the restrictions provided herein, the Company shall as promptly as practicable, and in any event within fourteen (14) days thereafter, execute and deliver or cause to be executed and delivered, in accordance with the Notice of Exercise, a single certificate in the name of the Holder representing the aggregate number of shares of Common Stock then comprising the number of Units specified in the Exercise Notice. Such certificate shall be deemed to have been issued, and the Holder shall be deemed for all purposes to have become a holder of record of such shares, as of the date the Exercise Notice is actually received by the Company with payment as provided above. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of such certificate, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the remaining shares of Common Stock call for by this Warrant (stated in Units), which new Warrant shall in all other respects be identical with this Warrant, or at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and deliver of such stock certificate and new Warrant.

    1.2 RIGHT TO CONVERT WARRANT INTO STOCK; NET ISSUANCE.

        1.2.1 RIGHT TO CONVERT. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right (the "Conversion Right") to convert this Warrant or any portion thereof into Warrant Shares as provided in this
                Section 1.2 at any time that this Warrant is otherwise exercisable. Upon exercise of the Conversion Right with respect to a particular number of Units of Warrant Shares subject to this Warrant, the Company shall deliver to the Holder (without payment by the Holder of the Aggregate Exercise Price therefor)
                (a) that number of Units of fully paid and nonassessable Warrant Shares equal to the quotient obtained by dividing the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in subsection 1.2.2. hereof), which value shall be determined by subtracting (i) the aggregate Exercise Price of the number of Units subject to this Warrant which are being surrendered in exercise of the Conversion Right (the "Converted Warrant Shares"), immediately prior to the exercise of the Conversion Right from (ii) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date by (b) the fair market value of one Unit of Warrant Shares on the Conversion Date.

        1.2.2 METHOD OF EXERCISE. The Conversion Right may be exercised by the Holder by the surrender of this Warrant, at the principal office of the Company together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of Converted Warrant Shares. The Holder shall also deliver therewith additional consideration, if any, such that the aggregate consideration received by the Company in respect of any Warrant Shares is at least equal to the par value of any Warrant Shares having a par value, or the stated capital of any Warrant Shares not having a par value. The conversion shall be effective on the Conversion Date. The "Conversion Date" shall be the date which is the later of (a) receipt by the Company of the items described above, or (b) a date specified in the written notice referred to above.

        1.2.3 DETERMINATION OF FAIR MARKET VALUE. For purposes of this Section 1.2, "fair market value" of a Unit of Warrant Shares shall mean fair market value of a Unit of Warrant Shares as reasonably determined in good faith by the Board of Directors of the Company.

    1.3 WARRANT SHARES TO BE FULLY PAID AND NONASSESSABLE; RESERVE. All Warrant Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable.

    1.4 NO FRACTIONAL SHARES TO BE ISSUED. The Company shall not be required upon any exercise or conversion of this Warrant to issue a certificate representing any fraction of a share of Common Stock, but, in lieu thereof, may pay to the Holder cash in an amount equal to a corresponding fraction (calculated to the nearest 1/100th of a share) of the fair market value of one share of Common Stock as of the date of receipt by the Company of the Notice of Exercise, as reasonably determined in good faith by the Board of Directors of the Company.

    1.5 LEGEND ON WARRANT SHARES. Each certificate for Warrant Shares initially issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Act and applicable state securities laws, shall bear the following legend (or a legend that is substantial similar thereto)(and any additional legend required by law or by any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed):

               "The shares represented by this certificate have not been registered under the Securities Act of 1933 or applicable state securities laws, if any, and neither the shares nor any interest therein may be sold, transferred, pledged or otherwise disposed of in the absence of (i) an opinion of counsel or other evidence satisfactory to the issuer hereof that such disposition may lawfully be made without such registration or (ii) such registration.

               The shares represented by this certificate are subject to restrictions on transfer contained in the Warrant pursuant to which such shares were issued which provide, among other things, that the shares may not be transferred without obtaining certain evidence of compliance with the securities laws."

        Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (or one substantially similar thereto)(except a new certificate issued upon completion of a public distribution pursuant to a registration statement which has become effective under the Act of the securities represented thereby) shall also bear such legend unless, in the opinion of such counsel as shall be approved by the Company, the securities represented thereby need no longer be subject to the restrictions contained in Section 3. The provisions of Section 3 shall be binding upon all subsequent holders of this Warrant.

2.  WARRANT OFFICE; ADMINISTRATION

    2.1 WARRANT OFFICE. The Company shall maintain an office for the purposes specified herein (the "Warrant Office"), which office shall initially be the Company's office at 6400 Shafer Court, Suite 100, Rosemont, Illinois 60018 and may subsequently be such other office of the Company or of any transfer agent of the Common Stock in the continental United States as to which written notice has been given to the Holder.

    2.2 WARRANTS NON-TRANSFERABLE; OWNERSHIP OF WARRANT. This Warrant and all rights hereunder may not be transferred, sold, hypothecated or assigned, except in compliance with Section 3 hereof. The Company may deem and treat the Person in whose name this Warrant is registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Section 2.

    2.3 WARRANT REGISTER. The Company may maintain at the Warrant Office books for the registration of Warrants and the registration of transfers of Warrants. To effect a transfer of this Warrant (in whole or in part) upon satisfaction of the provisions of Section 2.2 and Section 3, the Holder shall surrender this Warrant at the Warrant Office, together with a written assignment of this Warrant duly executed by the Holder or the Holder's duly authorized agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and payment the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee, assignees or the Holder (as applicable) and in the denominations specified in such instrument of assignment, and this Warrant shall be canceled.

    2.4 LOSS, DESTRUCTION, ETC., OF WARRANT. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Warrant, the Company will make and deliver a new Warrant, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant issued under the provisions of this Section 2.4 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company.

    2.5 DIVISION OR COMBINATION OF WARRANT. This Warrant may be divided or combined with other Warrants exercisable at the same Exercise Price and upon the same terms and conditions upon presentation hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Warrant Office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder thereof or its respective duly authorized agents or attorneys. Subject to compliance with Section 2.2, 2.3, and 3 as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

    2.6 EXPENSES OF DELIVERY OF WARRANTS AND WARRANT SHARES. The Company shall pay all expenses, taxes (other than transfer taxes or taxes based on income) and other charges payable in connection with the preparation, issuance and delivery of Warrants and the Common Stock issuable upon exercise thereof

3.  RESTRICTIONS ON EXERCISE AND TRANSFER

    3.1 RESTRICTIONS ON EXERCISE AND TRANSFER. Notwithstanding any provisions contained in this Warrant to the contrary, this Warrant shall not be exercisable or transferable and the related Warrant Shares shall not be transferable except upon the conditions specified in this Section 3, which conditions are intended, among other things, to enable compliance with the provisions of the Act and applicable state securities laws in respect of the exercise or transfer of this Warrant or transfer of such Warrant Shares. The Holder of this Warrant, by acceptance hereof, agrees not to (a) transfer this Warrant prior to delivery to the Company of an opinion of counsel or other evidence (as such opinion and such counsel or other evidence are described in Section 3.2), (b) exercise this Warrant prior to delivery to the Company of an opinion of counsel or other evidence (as such opinion and such counsel or other evidence are described in Section 3.2) or until registration of the related Warrant Shares under the Act has become effective and compliance with applicable state securities laws have been obtained, or (c) transfer such Warrant Shares prior to delivery to the Company of the opinion of counsel or other evidence (as such opinion and such counsel or other evidence are described in Section 3.2) or until registration of such Warrant Shares under the Act has become effective and compliance with applicable state securities laws has been obtained.

    3.2 OPINION OF COUNSEL. In connection with any exercise or transfer of this Warrant or any transfer of the related Warrant Shares, the following provisions shall apply:

        3.2.1 If in the written opinion of counsel approved by the Company, the proposed exercise or transfer of this Warrant and/or the proposed transfer of such Warrant Shares may be effected without registration of this Warrant and/or such Warrant Shares under the Act and applicable state securities laws, the Holder of this Warrant shall be entitled to exercise or transfer this Warrant and/or transfer such Warrant Shares in accordance with the proposed method of disposition. In lieu of such opinion of counsel the Company may, in its discretion, accept such other evidence of compliance with or exemption from the Act and applicable state securities laws as it deems satisfactory.

        3.2.2 If the Company does not obtain the opinion or other evidence referred to in Section 3.2.1, the Holder of this Warrant shall not be entitled to exercise or transfer this Warrant and/or transfer such Warrant Shares. This Warrant shall not be exercisable or transferable and the Warrant Shares shall not be transferable if such exercise or transfer would involve a violation of any applicable federal or state securities laws.

4.  ANTI-DILUTION PROVISIONS; ADJUSTMENT OF NUMBER OF SHARES COMPRISING A UNIT

    4.1 NUMBER OF SHARES INITIALLY COMPRISING A UNIT. A "Unit" shall be the number of shares of Common Stock (and/or other securities and property) purchasable at any time hereunder for the Exercise Price per Unit provided on the first page hereof. A Unit shall initially consist of one share of Common Stock. The number of shares of Common Stock (and/or other securities and property) comprising a Unit shall be subject to adjustment from time to time as provided in this Section 4.

    4.2 EFFECT OF STOCK SPLITS, REVERSE STOCK SPLITS AND STOCK DIVIDENDS. In case at any time or from time to time while this Warrant remains outstanding the Company shall, by reclassification, by stock split or reverse stock split, by the issuance of a stock dividend on the Common Stock payable in Common Stock, or by other similar means, subdivide or combine the shares of Common Stock then outstanding into a greater or lesser number of shares of Common Stock, then the number of shares of Common Stock comprising a Unit which may be purchased hereunder and the Exercise Price shall be increased or decreased proportionately (as determined by the Board of Directors of the Company) effective upon consummation of such reclassification, stock split or reverse stock split or stock dividend. The issuance of such a stock dividend shall be treated as a subdivision of the whole number of shares of Common Stock outstanding immediately prior to such dividend into a number of shares equal to such whole number of shares so outstanding plus the number of shares issued as a stock dividend.

    4.3 EFFECT OF MERGER OR CONSOLIDATION. In case the Company shall, while this Warrant remains outstanding, (i) enter into any consolidation with or merger into any other corporation wherein the Company is not the surviving corporation, or wherein securities of a corporation other than the Company are distributable to holders of Common Stock, or (ii) sell or convey its property as an entirety or substantially as an entirety, then in connection with such consolidation, merger, sale or conveyance, lawful and adequate provision, as determined by the Board of Directors of the Company (which may determine, in good faith, that no provision is required), shall be made whereby the Holder shall thereafter be entitled to purchase, pursuant to this Warrant (in lieu of the Units such Holder would have been entitled to purchase immediately prior to such consolidation, merger, sale or conveyance), the shares of stock or other securities or property to which the number of shares of Common Stock or other securities comprising such Units would have been entitled at the time of such consolidation, merger, sale or conveyance, at an aggregate Exercise Price equal to that which would have been payable if Units had been purchased by exercise of this Warrant immediately prior thereto.

    4.4 REORGANIZATION OR RECLASSIFICATION. In case of any capital reorganization or any reclassification of the capital stock of the Company (except as provided in Section 4.2) while this Warrant remains outstanding, then, as a condition of such capital reorganization or reclassification, lawful and adequate provision, as determined by the Board of Directors of the Company (which may determine, in good faith, that no provision is required), shall be made whereby the Holder shall thereafter be entitled to purchase, pursuant to this Warrant (in lieu of the Units which such Holder would have been entitled to purchase immediately prior to such reorganization or reclassification), the shares of stock of any class or classes or other securities or property to which the number of shares of Common Stock or other securities comprising such Units would have been entitled at the time of such reorganization or reclassification, at an aggregate Exercise Price equal to that which would have been payable if such Units had been purchased immediately prior to such reorganization or reclassification.

    4.5 STATEMENT OF ADJUSTMENT OF UNIT. Upon each adjustment of the number of shares of Common Stock or other property comprising a Unit, and in the event of any change in the rights of the Holder by reason of other events herein set forth, then and in each case the Company will promptly prepare a schedule setting forth the adjusted number of shares comprising a Unit, or specifying the other shares of stock, securities or assets and the amount thereof receivable as a result of such change in rights, the adjusted Exercise Price (as applicable) and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company will promptly mail a copy of such schedule to the Holder. In the event of any such adjustment the Holder shall cooperate with the Company and may be required, as a condition of effectiveness of such adjustment for such Holder, to execute and deliver to the Company such instruments and documents as may be reasonably requested by the Company to effect such adjustment and by which the Holder would acknowledge such adjustment.

    4.6 NOTIFICATIONS BY THE COMPANY. In case at any time the Board of Directors of the Company authorizes any of the following and fixes a record or distribution date therefore:

        4.6.1 the payment of any dividend payable in stock (of any class or classes) or in convertible securities upon Common Stock or the making of any distribution to the holders of the Common Stock;

        4.6.2 the making of any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale or transfer of all or substantially all of its assets to, another corporation; or

        4.6.3 a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

         then, in any one or more such cases, the Company shall give notice as provided herein to the Holder of such record or distribution date. Such notice shall also specify the date (the "Participation Date") as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to vote on or exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or transfer of assets, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given not less than 5 days and not more than 60 days prior to the Participation Date and such notice may state that any such action remains subject to conditions, which conditions shall be generally described in such notice.

5.  CERTAIN DEFINITIONS

    Capitalized terms defined herein shall have the meanings ascribed to them. In addition, the following terms shall have the following respective meanings:

    "Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as the same shall be in effect at the time.

    "Notice of Exercise" shall have the meaning set forth in Section 1.1.

    "Person" shall mean any individual, corporation, partnership, limited liability company, trust, unincorporated organization and any government, and any political subdivision, instrumentality or agency thereof.

    "Warrants" or "Warrant" shall mean this Warrant and each and every Warrant issued in substitution, combination, subdivision or exercise of any thereof.

6.  MISCELLANEOUS

    6.1 ENTIRE AGREEMENT. This Warrant contains the entire agreement between the Holder and the Company with respect to the purchase of the Units and supersedes all prior arrangements or understanding with respect thereto.

    6.2 GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the internal substantive laws of the State of Illinois.

    6.3 WAIVER AND AMENDMENT. Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits thereof and any term or provision of this Warrant may be amended or supplemented at any time by agreement of the Holder and the Company, except that any waiver of any term or condition, or any amendment or supplementation, of this Warrant must be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Warrant shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Warrant.

    6.4 ILLEGALITY. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

    6.5 NOTICE. Any notice or other document required or permitted to be given or delivered to the Holder shall be delivered at, sent by certified or registered mail to, or sent by an overnight courier to, the Holder at the last address shown on the books of the Company maintained at the Warrant Office for the registration of and the registration of transfer of the Warrants (the "Warrant Records") or at any more recent address of which any Holder shall have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to holders of record of outstanding Units shall be delivered at, sent by certified or registered mail to, or sent by overnight courier to, each such holder at such holder's address as the same appears on the stock records of the Company. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered at, or sent by certified or registered mail to, the Warrant Office or such other address within the United States of America as shall have been furnished by the Company to the Holder or the holder of record of the Unit. For purposes hereof, delivery by facsimile or other electronic means to a facsimile telephone number or other electronic address provided by the Holder and shown on the Warrant Records, shall constitute delivery of notice.

    6.6 RIGHTS AS SHAREHOLDER. No provision of this Warrant shall be construed as conferring upon the Holder the right to vote, consent, receive dividends or other than as herein expressly provided receive notice in respect of meetings of stockholders or any other matter whatsoever as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase a Unit, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such Holder for the Exercise Price of any Units or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                    [END OF WARRANT - SIGNATURE PAGE FOLLOWS]

    IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be executed in its name by its duly authorized officer.


Dated: September 14, 2000


                                           KANBAY INTERNATIONAL, INC.


                                           By:    /s/ William Weissman
                                                  ------------------------------
                                           Name:  WILLIAM WEISSMAN
                                                  ------------------------------
                                           Title: VP & CFO
                                                  ------------------------------

                                                                         ANNEX I

                           KANBAY INTERNATIONAL, INC.

                               NOTICE OF EXERCISE

     The undersigned, the holder of the foregoing warrant (the "Warrant"), hereby (i) represents to the Company (as such term is defined in the Warrant) that the Warrant may presently be exercised; (ii) irrevocably elects to exercise purchase rights represented by the Warrant for, and to purchase thereunder, ___________________ shares of the Common Stock covered by the Warrant; and (iii) herewith makes payment in full therefor consisting of [$________________], and
(iv) requests (a) that certificates for such shares (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to:

            Name:
                              ---------------------------------
            Address:
                              ---------------------------------

                              ---------------------------------

                              ---------------------------------
            Tax ID Number:
                              ---------------------------------

and (b) if such shares shall not include all of the shares issuable as provided in the Warrant, that a new Warrant of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned.

                                     [Investor Name]


                        Signature:
                                  -------------------------------
                                     (Duly authorized signature)
                Title or Capacity:
                                  -------------------------------
                                     (Print title or capacity if Holder is not
                                  an individual)

Dated:
      ---------